Exhibit 99(a)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report of the CompuCom Systems, Inc. 401(k) Matched Savings Plan (the “Plan”) on Form 11-K for the period ended December 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Edward Coleman, Chairman of the Board, President, Chief Executive Officer and Director of CompuCom Systems, Inc., certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 27, 2003	/s/ J. EDWARD COLEMAN
J. Edward Coleman,
Chairman of the Board, President,
Chief Executive Officer and Director